                                                          EX-99.B(a)h2artamend

                           ARTICLES OF AMENDMENT
                                     TO
                         ARTICLES OF INCORPORATION
                                     OF
             WADDELL & REED ADVISORS HIGH INCOME FUND II, INC.

     Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General
Corporation Law, Waddell & Reed Advisors High Income Fund II, Inc. (the
_Corporation_), a Maryland corporation, having its principal office in
Baltimore, Maryland, hereby adopts the following Articles of Amendment to the
Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

     FIRST:  As amended, effective September 13, 2000, Article SECOND of the
Corporation's Articles of Incorporation shall read as follows:  "The name of the Corporation is Waddell & Reed Advisors Global Bond Fund, Inc., hereinafter called the 'Corporation'."

     SECOND:  The amendment contained herein was approved by a majority of the
Board of Directors of the Corporation and is limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD:  The Corporation is registered with the Securities and Exchange
Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this
6th day of September, 2000.

                         Waddell & Reed Advisors High Income Fund II, Inc.

     (Corporate Seal)

                         /s/ Kristen A. Richards
                         -----------------------------------
                         Kristen A. Richards, Vice President

Attest:  /s/ Daniel C. Schulte
         ----------------------------
         Daniel C. Schulte,
         Assistant Secretary

    The undersigned, Vice President of Waddell & Reed Advisors High Income
Fund II, Inc. who executed on behalf of said Corporation the foregoing
Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing
Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   By:  /s/ Kristen A. Richards
                                   --------------------------------------
                                        Kristen A. Richards, Vice President